Exhibit 1A-10

Limited Power of Attorney

Know all by these present, that each undersigned hereby constitutes and appoints Bernardus Johannes Lans, signing singly, with full power of substitution, as the true and lawful attorney-in-fact of such undersigned to:

1)	Execute and deliver for and on behalf of such undersigned, forms and authentication documents for EDGAR Filing Access;
2)	Do and perform any and all acts for and on behalf of such undersigned which may be necessary or desirable to complete and execute any such forms and authentication documents;
3)	Execute and deliver Form Ds and other filings with the Securities Exchange Commission; and
4)	Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by such undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of such undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

Each of the undersigned hereby grants to Mr. Lans as attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such undersigned might or could do if personally present, with full power of substitution or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of such undersigned, is not assuming, any of the Company’s responsibilities to comply with the requirements of the Exchange Act or any liability for the undersigned’s failure to comply with such requirements.

This Power of Attorney shall remain in full force and effect with respect to each of the undersigned until revoked by the applicable undersigned in a signed writing delivered to the foregoing attorney-in-fact.

The Power of Attorney does not revoke any other power of attorney that any undersigned has previously granted.

[Signature page follows]

IN WITNESS WHEREOF, I have hereunto signed my name on this 29th day of July, 2024.

SLINGSHOT USA, LLC

By:	/s/ Paul Andre Venter

Name: Paul Andre Venter

Title: Chief Executive Officer

Sanet Kritzinger

/s/ Sanet Kritzinger

Osment Philip Cunningham

/s/ Osment Philip Cunningham

David Michael Brett Johnson

/s/ David Michael Brett Johnson

Paul Andre Venter

/s/ Paul Andre Venter